                         PAIRGAIN TECHNOLOGIES, INC.

              EXHIBIT 11.1 -- COMPUTATION OF EARNINGS PER SHARE


                                                                              QUARTER ENDED MARCH 31,
                                                                            ---------------------------
PRIMARY EARNINGS PER SHARE                                                    1994               1993
                                                                            --------            -------
                                                                               (IN THOUSANDS EXCEPT
                                                                                 PER SHARE AMOUNTS)
Net income (loss)                                                           $(8,212)            $ 1,322
                                                                            =======             =======
Calculation of shares outstanding for computing income (loss)
  per share

Weighted average common and common stock equivalents shares
  outstanding used in calculating net income (loss) per share in
  accordance with generally accepted accounting principles                   12,375               9,682

Adjustment to reflect requirements of the SEC:

  Effects of SAB 83                                                              --               1,883
                                                                            -------             -------
Shares used in computing net income (loss) per share                         12,375              11,565
                                                                            =======             =======
Net income (loss) per share                                                 $ (0.66)            $  0.11
                                                                            =======             =======



                                                                             QUARTER ENDED MARCH 31,
                                                                           ---------------------------
FULLY DILUTIVE EARNINGS PER SHARE                                            1994               1993
                                                                           -------            --------
                                                                              (IN THOUSANDS EXCEPT
                                                                                PER SHARE AMOUNTS)
Net income (loss)                                                          $(8,212)            $ 1,322
                                                                           =======             =======
Calculation of shares outstanding for computing income (loss)
  per share

Weighted average common and common stock equivalents shares
  outstanding used in calculating net income (loss) per share in
  accordance with generally accepted accounting principles                  12,375               9,682

Adjustment to reflect requirements of the SEC:

  Effects of SAB 83                                                             --               1,883
                                                                           -------             -------
Shares used in computing net income (loss) per share                        12,375              11,565
                                                                           =======             =======
Net income (loss) per share                                                $ (0.66)            $  0.11
                                                                           =======             =======